EXHIBIT 10.24

AGREEMENT FOR THE PROVISION OF HARDWARE, SOFTWARE,

TRAINING, SUPPORT AND MAINTENANCE AND PROJECT

MANAGEMENT SERVICES TO VODAFONE LIBERTEL N.V.

Between

Vodafone Libertel N.V.

-and-

Sycamore Networks, Inc.

June 12, 2002

TABLE OF CONTENTS

CLAUSE	HEADING
1.	DEFINITIONS	3
2.	COMMENCEMENT AND DURATION	7
3.	SCOPE OF AGREEMENT	7
4.	OBLIGATIONS OF THE SUPPLIER	7
5.	LICENCE	9
6.	USE ON A NON DESIGNATED SYSTEM	10
7.	BACK UP COPIES	10
8.	OUTSOURCING	11
9.	PACKAGING	11
10.	[*]	11
11.	[*]	11
12.	SOURCE CODE AND ESCROW	12
13.	NEW VERSIONS	13
14.	PRICE	14
15.	PURCHASE ORDERS, PAYMENT AND DELIVERY	14
16.	SERVICES	18
17.	WARRANTIES	18
18.	CONFIDENTIALITY	22
19.	TITLE AND RISK	23
20.	INTELLECTUAL PROPERTY	24
21.	HEALTH AND SAFETY	25
22.	FORCE MAJUERE	25
23.	TERMINATION	25
24.	LIMITATION OF LIABILITY	26
25.	INSURANCE	27
26.	SUBCONTRACTING	27
27.	ASSIGNMENT	28
28.	NOTICES	28
29.	AGENCY OR PARTNERSHIP	29
30.	WAIVER	29
31.	ENFORCEMENT	29
32.	HEADINGS	29
33.	SEVERABILITY	29
34.	AMENDMENTS	30
35.	SURVIVAL	30
36.	GOVERNING LAW AND DISPUTES	30
APPENDIX A	SPECIFICATIONS
APPENDIX B	DELIVERABLES, SERVICES AND PRICES
APPENDIX C	[*]
APPENDIX D	SUPPORT AND MAINTENANCE ARRANGEMENT
APPENDIX E	LICENSED PROGRAMS
APPENDIX F	QUALITY ASSURANCE
APPENDIX G	[*] FORMS
APPENDIX H	TRAINING

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

This Agreement is made this day the 12th day of June, 2002,

between

Vodafone Libertel N.V., whose registered office is at Avenue Ceramigue 300, 6221 KX Maastricht, The Netherlands (‘Vodafone’) of the one part

and

Sycamore Networks, Inc., a Delaware corporation, whose principal place of business is at 150 Apollo Drive, Chelmsford, MA 01824, USA (‘Supplier’) of the other part.

WHEREAS:

Supplier has agreed to provide the hardware, software, training, support and maintenance and project management services to Vodafone on the following terms.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1.	DEFINITIONS

“Agreement”	means this document, including all schedules and appendices and all documents referred to in it as forming part of it, in each case as amended from time to time.

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

“Bill of Materials”	means the list of Supplier Hardware and Licensed Programs on a Purchase Order accepted by Supplier.

“Blanket Contractual Liability”	Blanket Contractual Liability is a type of contract for insurance whereby a party assumes (under the terms of the specific insurance contract) certain liabilities of another per the terms of the specific insurance contract.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

“Change of Control”	in respect of an entity shall mean (A) a merger or reorganization transaction of the entity, where the stockholders or shareholders of the entity immediately prior to the transaction do not hold immediately after the transaction, directly or indirectly, shares of capital stock of the entity surviving the transaction that represent a majority of the voting power of all the capital stock of such surviving entity, and (B) where a person (who at the date of this Agreement is not an affiliate of the entity) acquires beneficial ownership of shares of capital stock of the entity that represent greater than 50% of the voting power of all capital stock of such entity party immediately following such acquisition.

“Computer Program”	includes instructions and data recorded or stored and/or processed by any means whatsoever.

“Confidential Information”	has the meaning attributed to it in Clause 18.

“Deliverables”	means Licensed Programs, Licensed Program Materials, EFI&T and Equipment provided by Supplier to Vodafone hereunder.

“Delivery Date”	means the date that specified Deliverables are to be delivered to a specified Site.

“Designated System”	means the CPU or computer on which Sycamore has authorized Vodafone to operate the Licensed Programs.

“EFI&T”	means the engineering, furnishing, installation, testing and commissioning Services performed by Sycamore hereunder.

“Equipment”	means all the hardware Equipment detailed within Appendix B.

“Escrow Provisions”	means the provisions of Clause 12.

“Faults”	means the failure of any Deliverables to function and perform fully in accordance with the Specification.

“Licensed Programs”	means all the Computer Programs identified in Appendix E.

“New Version”	means in relation to any Licensed Program, any improved, modified or corrected version of the Licensed Program issued by the Supplier from time to time;

“Purchase Order”	means Vodafone’s standard purchase order form.

“Sites”	means the locations specified in accepted Purchase Orders where the Supplier shall deliver any Deliverables.

“Source Code”	in relation to any Licensed Program shall include the machine readable code which when compiled generates the Licensed Program and which is in a format understandable by a person trained in the field;

“Source Code Information”	means (i) all information of any description which explains the structure, design, operation, functionality and/or sequence of execution of the Licensed Program; and (ii) all information of any description which relates to the maintenance and/or support of the Licensed Program

“Specification”	means Supplier’s specifications and associated Program Documentation for the Equipment and Licensed Programs ordered by Vodafone under accepted Purchase Orders this Agreement as detailed within Appendix A and such other published specifications and associated Program Documentation of Supplier as the parties hereto may from time to time agree in writing are “Specifications” for purposes of this Agreement.

“Software Products”	means any software programs or firmware (software programs hard-coded onto the circuit boards contained in the Equipment) supplied by Supplier to Vodafone pursuant to this Agreement including but not limited to the Licensed Programs.

“Technical Information”	means documentation or records developed or possessed by Supplier (with the right to disclose the same to others) at any time during the term of this Agreement which relate to Supplier’s manufacturing processes, Specifications, Program Documentation, patents, know-how and other techniques necessary for the manufacturing of the Deliverables, including but not limited to, such documentation or records relating to process sheets, manufacturing assembly instructions, bills of material, approved supplier lists, schematics, artwork, blueprints, test procedures, pertinent test equipment specifications, fixtures and test bed specifications, internal/external software, diagnostics and microcode as are necessary (i) to have manufactured, or test the Deliverables from Supplier and/or Supplier’s suppliers (with such authorisation letter(s) from Supplier to Vodafone as necessary), and/or (ii) to duplicate, Supplier’s manufacturing equipment.

“Personnel”	means Supplier’s employees or subcontractors assigned by the Supplier to provide the Deliverables.

“Price”	means the agreed prices for the Deliverables as specified within this Agreement.

“Program Documentation”	means in relation to the Deliverables or part thereof the instruction manuals and user guides which are supplied by the Supplier to Vodafone for the Equipment and Licensed Programs ordered by Vodafone under Purchase Orders accepted under this Agreement and are recorded or stored by any means whatsoever (including: in writing or other visible form; on tape or disc; by mechanical or electrical, electronic, magnetic or optical means; and whether or not such reproductions will result in a permanent record being made).

“Terms and Conditions”	means the terms and conditions of purchase set out in this Agreement.

“Use”	means the ordinary use of the Deliverables in the course of Vodafone’s business as contemplated by this Agreement, including: (i) the use of the Deliverables on the Designated System; (ii) any associated transmission over any private or public network of any description whatsoever; and (iii) backup, emergency and disaster recovery use in accordance with Clause 7.

“Vodafone Group Company”	means Vodafone Group Plc and any company or corporation in respect of which Vodafone Group Plc owns (directly or indirectly) more than 15% of the issued share capital;

“Vodafone Property”	means property belonging to Vodafone at any given time

Unless the Agreement otherwise requires the singular shall include the plural and the plural shall include the singular and words importing persons shall include firms and corporations.

Reference to Clauses and Appendices are references to Clauses and Appendices of and to this Agreement. Any Appendices attached hereto shall form part of this Agreement.

2.	COMMENCEMENT AND DURATION

2.1	This Agreement shall be effective from the date hereof and unless terminated earlier in accordance with the terms hereof, shall continue in effect for a period of [*] (the “Initial Term”), after which it will renew automatically for successive [*] additional terms unless either party provides written notice of termination to the other party at least [*] prior to expiration of the initial term or any extension thereof.

2.2	This Agreement shall supersede all previous Agreements and arrangements between the parties governing the provision of the Deliverables.

3.	SCOPE OF AGREEMENT

3.1	These Terms and Conditions shall apply to the provision of the Deliverables by the Supplier, its agents, employees, successors and assigns to the exclusion of any other terms and conditions.

3.2	No variation to these Terms and Conditions shall be binding unless made in accordance with Clause 34.

4.	OBLIGATIONS OF THE SUPPLIER

4.1	Each Deliverable supplied shall correspond in all respects with the agreed Specifications therefor in effect at the date of such supply as detailed in Appendix A attached hereto.

4.2	Without prejudice to other remedies it may have, Vodafone shall require the Supplier to make good the Deliverables or part of the Deliverables which does not comply with the Specification in effect at the date of supply thereof or any terms and conditions of this Agreement pursuant to the warranty provisions in Clause 17 below.

4.3	The Supplier shall co-operate with the representatives of Vodafone and provide at all reasonable times the necessary access to the Supplier’s facilities to enable those representatives to carry out their duties effectively provided that such access does not disrupt the Supplier’s operation.

4.4	As and when required to do so, the Supplier shall provide the necessary evidence to Vodafone to show that the standards of training relevant to the Deliverables are of the standard required by Vodafone as set forth in Appendix G attached hereto.

4.5	In the provision of the Deliverables in accordance with the Terms and Conditions of this Agreement, the Supplier shall comply with all applicable statutory provisions, bylaws, regulations and codes of practice issued by any

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

government or local authoritative body having jurisdiction over the subject matter of this Agreement.

4.6	The Supplier shall bear sole responsibility for payment of the salaries or other remuneration to its Personnel who are engaged in the supply of the Deliverables. The Supplier shall pay and report for all Personnel assigned to the delivery of the Deliverables, any income tax, national insurance contributions or other payments that the Supplier as employer is required to pay by law. The Supplier shall be solely responsible for any health or disability insurance, retirement benefits, or other welfare or pension benefits (if any) to which such Personnel may be entitled. The Supplier agrees to defend, indemnify, and hold harmless Vodafone, Vodafone’s officers, directors, employees and agents, and the administrators of Vodafone’s benefit plans, from and against any claims, liabilities or expenses relating to such remuneration, tax, national insurance, or benefits provided that Vodafone shall promptly notify the Supplier of any such claim when and as it comes to Vodafone’s attention, give Supplier sole control over the defence and/or settlement of the claim, and co-operate with Supplier in the defence and resolution of such claim and not settle or otherwise dispose of such claim without the Supplier’s prior written consent.

4.7	The Supplier further undertakes as follows:

4.7.1	to employ a sufficient number of suitably qualified Personnel to ensure the proper fulfilment of its obligations under this Agreement.

4.7.2	from time to time upon the reasonable request of Vodafone to provide the necessary proof to Vodafone to show that the level of training of its Personnel relevant to the delivery and subsequent upkeep and running of the Deliverables is of the standard required by all relevant legislation and regulations.

4.7.3	to provide management information to Vodafone and safeguard that the detail of these reports shall be in line with reasonable requests from Vodafone to enable it to effectively manage its business. Such requests may change from time to time. The scope and detail of the information shall be as mutually agreed by the parties.

4.7.4	to inform Vodafone promptly of any Change of Control of the Supplier and of any material change in its organisation or method of doing business which might reasonably be expected to materially and adversely affect the performance of the Supplier’s obligations and Vodafone’s rights under this Agreement.

4.7.5	to adhere to security and safety procedures as instructed by Vodafone during the delivery, installation, commissioning and testing of the Deliverables at Vodafone sites.

4.7.6	not to use Vodafone’s Trade Marks in any way or apply the Trade Mark to any item not Vodafone’s Property or to engage into any practice or activity likely to mislead any third party into believing that an item is Vodafone’s Property or to bring Vodafone’s Trade Mark into disrepute.

5.	LICENCE

5.1	On and subject to the provisions of Clause 5, Supplier hereby grants to Vodafone a [*] (subject to Supplier’s right to revoke the Licence in the event Vodafone breaches any term of the Licence), worldwide, non-transferable, non-exclusive licence (the “Licence”) permitting and authorising Vodafone to Use the relevant number of copies of each Licensed Program purchased by it under this Agreement in object code on a Designated System in accordance with this Agreement in conjunction with the Equipment with which such Licensed Program was originally delivered.

5.2	The Licence will survive the termination or expiry of this Agreement except in the instance where Vodafone has breached a term of the License and does not cure such default within thirty (30) days of receipt of Supplier’s written notice of such breach.

5.3	Subject only to the licenses specifically granted herein, Supplier is the sole owner of all rights, title and interest, including all copyrights, patents, trademarks, industrial designs, trade names, trade secrets and other intellectual property rights in the Software Products. The Software Products are copyrighted and Vodafone is only authorized to reproduce such copies of the Software Products as may be reasonably required solely for back-up purposes. Vodafone is hereby prohibited from otherwise copying or translating, modifying or adapting the Software Products or, incorporating in whole or any part in any other product or creating derivative works based on all or any part of the Software Products other than for the internal purposes of Vodafone. Vodafone is not authorized to license others to reproduce such copies of the Software Products, except as expressly provided in this Agreement. Vodafone agrees to ensure that all copyright, trademark and other proprietary notices of Supplier affixed to or displayed on the Software Products will not be removed or modified. Vodafone shall not decompile, disassemble or reverse engineer, any Software Product or any component thereof, except as may be permitted under Clause 12 hereof, in which case Vodafone must notify Supplier in writing. The interface information necessary to achieve interoperability of the Software Products with independently created Computer Programs will be provided by Supplier on request and on payment by Vodafone of Supplier’s reasonable and documented costs and expenses for procuring and supplying such information.

5.4	The rights and licenses granted to Vodafone with respect to any Software Product furnished by Supplier may not be sold, licensed, sublicensed, rented,

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

assigned or otherwise transferred to another party without the prior written consent of Supplier, except Vodafone may assign to an entity controlling, controlled by or under common control of Vodafone Group plc to which the Equipment to which such Software Product is related is sold and provided such entity agrees to be bound by the terms hereof. Vodafone shall provide written notice of such assignment within a reasonable time thereafter.

5.5	Vodafone shall not reverse engineer, decompile or disassemble the Licensed Programs, except Vodafone may reproduce and translate the form of the code of a Software Product where such decompilation is indispensable to obtain the information necessary to achieve the interoperability of an independently created computer program with other programs provided that the conditions of applicable Dutch law on the legal protection of Computer Programs are met and as long as Vodafone has first asked Supplier to make available interface information concerning such Software Product following application and Supplier cannot make such information available.

6.	USE ON A NON DESIGNATED SYSTEM

6.1	Vodafone may Use the authorised number of copies of the Licensed Program on the then Designated Systems.

6.2	Vodafone shall not Use the Licensed Program on anything other than a reasonably equivalent Supplier designated system without the prior consent of the Supplier (which consent the Supplier shall not unreasonably withhold or delay) except that Vodafone may replace the Designated System with a system of a higher specification if it is not reasonably practicable for Vodafone to acquire a system which is reasonably equivalent within such time as Vodafone may need it at a reasonable price.

7.	BACK UP COPIES

7.1	Vodafone may make [*] back-up copies of the Licensed Program. Each such copy will in all respects be deemed to form part of the Deliverables and will in all respects be subject to all the provisions of this Agreement except this Clause 7.1.

7.2	In addition to making back-up copies of the Licensed Program pursuant to Clause 7.1, Vodafone may install all or any combination of the Licensed Program on any computer system (wherever it may be located from time to time) solely for the purpose of maintaining, implementing, operating and testing the emergency and disaster recovery facilities used from time to time by or on behalf of Vodafone.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

8.	OUTSOURCING

8.1	Vodafone may procure the provision of any service to Vodafone by any person, and in particular (but without prejudice to the generality of this Clause 8.1. Vodafone may outsource the operation of all or any or any combination of its computer systems (including all or any or any combination of the Licensed Program) to a third party. In such circumstances, irrespective of whether such third party acts as Vodafone’s agent or as an independent contractor, such third party may use the Deliverables under the provisions of this Agreement as if it were Vodafone, except that such use must be restricted to use for the benefit of Vodafone and/or the customers of Vodafone and such third party must agree in writing to be bound by the terms and conditions of this Agreement.

9.	PACKAGING

9.1	The Equipment shall be packed and marked (within and outside the packages) in accordance with any applicable laws, regulations or requirements of Vodafone, and properly packed and secured so as to reach their destination in an undamaged condition.

10.	[*]

10.1	[*]

11.	[*]

11.1	[*]

11.2	[*]

11.3	[*]

11.4	[*]

11.5	[*]

11.6	[*]

11.7	[*]

11.8	[*]

11.9	[*]

11.10	[*]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

11.12	[*]

11.13	[*]

11.14	[*]

11.15	[*]

11.16	[*]

11.17	[*]

12.	SOURCE CODE AND ESCROW

12.1	The Supplier shall, [*], and only upon prior agreement (an “Escrow Agreement”) on terms and conditions reasonably satisfactory to Supplier, deposit a copy of the Source Code for the Licensed Program and Program Documentation in escrow with [*] (hereafter “Escrow Agent”). The Supplier shall ensure that Escrow Agent holds the Source Code under the terms of the Escrow Agreement to which Escrow Agent, Vodafone and Supplier are party.

12.2	The Supplier shall, at its expense, maintain the escrow arrangement with Escrow Agent, on the terms of Clause 12 for a period of [*] from the last delivery of any Licensed Program under this Agreement or for such further period as Vodafone and the Supplier shall agree; provided that Vodafone continues during such period to purchase maintenance and support services on reasonable terms covering such Licensed Program from Supplier. The Supplier shall keep the Licensed Program, including Source Code and Program Documentation related thereto in escrow.

12.3	In the event of any of the following; (i) upon Vodafone’s written request in a form satisfactory to Escrow Agent, Escrow Agent shall release all of the Source Code and Program Documentation to Vodafone (ii) upon Vodafone’s written request Supplier shall release all of the Source Code Information to Vodafone:

12.3.1	the commencement of any bankruptcy, insolvency, arrangement, receivership, liquidation or other similar proceeding by or against Supplier or any of its material properties or businesses, or the appointment of a trustee, receiver, liquidator or custodian for Supplier or any of its material properties or businesses, or if Supplier suffers the entry of an order for relief under Title 11 of the United States Code, provided such action, proceeding or request is not dismissed with sixty (60) days; or

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

12.3.2	the making by Supplier of a general assignment or deed of trust for the benefit of creditors, or

12.3.3	the Supplier [*].

12.4	Vodafone shall have the right, free of all charges, to use the Source Code and Program Documentation released under this Clause 12 in order to use or maintain the Licensed Programs and to modify or have modified such Licensed Programs solely for the purposes of maintaining such Licensed Programs, or having them maintained by third parties. Supplier shall retain all right, title and interest to the Licensed Programs.

12.5	The Supplier shall provide a copy of the signed Escrow Agreement to the Vodafone contact as per Clause 29, within 30 days of this Agreement being signed.

13.	NEW VERSIONS

13.1	The Supplier shall offer to Vodafone all New Versions that it offers to supply to any other person provided that Vodafone has a then current support and maintenance arrangement covering the Licensed Program for which the New Version is offered. If Vodafone elects to take a New Version, it will be deemed to be part of the Deliverables from and including the date Vodafone formally [*] the New Version, and will be subject to the provisions of this Agreement.

13.2	The Supplier shall ensure that all New Versions of a Licensed Program are compatible with the functionality of at least the immediately preceding version of such Program. Provided Vodafone has continued to purchase support and maintenance services covering the Licensed Programs, Supplier shall notify Vodafone no later than thirty (30) days prior to the release of any New Version which is not compatible with the version of a Licensed Program then in Use by Vodafone.

13.3	Notwithstanding this Clause 13, provided that Vodafone has a then current support and maintenance arrangement covering the Deliverables, the Supplier shall as soon as is reasonably practicable, according to Supplier’s then current practice, inform Vodafone of all anticipated changes and enhancements to the Equipment and Licensed Programs included in the Deliverables.

13.4	The parties shall meet quarterly to discuss Supplier’s product roadmaps, Vodafone’s network requirements and future technology and product requirements.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

14.	PRICE

The Price for each Deliverable shall be as detailed within Supplier’s international price list, less any applicable discounts. Freight and insurance charges are as detailed within Appendix A. Prices [*] Vodafone in accordance with Incoterms 2000, [*].

14.1	The Price of the Deliverables shall be a [*] and shall not be subject to [*] during the Initial Term without any prior written agreement between Vodafone and the Supplier in accordance with Clause 35.

14.2	Supplier and Vodafone agree to review annually the Prices, [*] in the Deliverables’ market. As a result of such review, Supplier [*] shall apply to all Deliverables ordered after the date of such [*].

14.3	During the term of this Agreement, Supplier shall grant to Vodafone [*].

14.4	Support and maintenance are a separate cost that is listed in Appendix B.

15.	PURCHASE ORDERS, PAYMENT AND DELIVERY

15.1	Purchase Order Procedure

15.1.1	Delivery of Equipment and Licensed Programs and provision of engineering, furnishing, installation and testing (“EFI&T”) services shall only be made against an order by Vodafone on Vodafone’s standard Purchase Order form that is made by mail, fax or electronic data interchange (“EDI”); each order shall by signed in ink or electronically. Such Purchase Order shall specify the Purchase Order number, part number for each item of Equipment desired, quantity of each item of Equipment desired, the Site(s) to which the Equipment is to be delivered, the route to which the Equipment relates and the dates desired for shipment, delivery and installation of the ordered Equipment to such Site(s). Before submitting Purchase Orders by EDI, Vodafone shall provide to Supplier the names of the individuals who have the capacity and are authorised to submit EDI Purchase Orders on behalf of Vodafone (each, an “Authorised User”). Vodafone may change the Authorised Users upon five (5) business day’s prior written notice. Vodafone shall maintain and assign an EDI password to each Authorised User. Vodafone acknowledges that it has responsibility for password security. Vodafone waives any future challenge to the validity or enforceability of any EDI Purchase Order on the grounds that it was electronically submitted.

15.1.2	Purchase Orders are subject to Supplier’s acceptance, which shall be given in writing. Supplier agrees to accept each Purchase Order that meets the requirements of Clause 15 for the full quantity of Equipment, Licensed Programs and EFI&T ordered. Supplier shall use reasonable commercial efforts to accept any Purchase Order submitted by Vodafone which is not substantially consistent with such forecast. Supplier shall acknowledge its acceptance of a Purchase Order within [*] after receipt of the Purchase Order.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

15.1.3	No Purchase Order, acknowledgment form or other ordering document or communication from either party shall vary the terms and conditions of this Agreement unless both parties expressly so agree in writing. In the event of any conflict between the terms and conditions of this Agreement and those of any Purchase Order acknowledgment form or other ordering document or communication, the terms and conditions of this Agreement shall prevail unless both parties expressly so agree in writing.

15.2	Delivery Dates

15.2.1	The Delivery Date for any Equipment and/or Licensed Programs ordered under this Agreement shall be as specified in Vodafone’s accepted Purchase Order. The standard lead time for delivery after receipt of a Purchase Order is [*]. On mutual agreement of the parties, this lead time can be shortened. In the event that Vodafone places a Purchase Order for a quantity of Equipment and/or Licensed Programs which is above the quantity in Vodafone’s Forecast in effect not less than [*] prior to the date that such Purchase Order was made by Vodafone, Supplier shall [*] from the date of Supplier’s receipt of the Purchase Order. If a Purchase Order is not confirmed or rejected by Sycamore [*], the Purchase Order will be deemed to be accepted by Sycamore.

15.2.2	If Supplier is unable to deliver some or all of the Deliverables on or before the scheduled Delivery Date, Supplier shall promptly notify Vodafone, giving Vodafone a new delivery date and Vodafone may, at its option, (1) [*], or (2) [*]. If Supplier is able to deliver some but not all of the full quantity of Equipment or Licensed Programs ordered, Supplier shall notify Vodafone promptly, and Vodafone may, at its sole option, consent to such partial delivery. The undelivered portion of the order shall be subject to the terms of this Clause 15.2.2.

15.2.3	Vodafone and Supplier shall negotiate a mutually agreeable delivery date on any request by Vodafone to accelerate delivery and/or installation of Equipment to a date earlier than the agreed Delivery Date(s).

15.3	Shipping Notification

15.3.1	Supplier shall advise Vodafone of all impending shipments at least [*] in advance of despatch from Supplier’s premises. Such notice shall be by written or telegraphic means and addressed to Vodafone’s project manager for the Deliverables.

15.4	Reschedule

15.4.1	Vodafone may by giving Supplier written notice at any time up to [*] prior to the date of shipment reschedule at no charge delivery and/or installation of all or any part of any Purchase Order for a cumulative period not exceeding [*] after the original scheduled Delivery Date. Supplier shall use reasonable

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

efforts to accommodate any request by Vodafone to reschedule within less than [*] of the date of shipment.

15.5	Cancellation

15.5.1	For the first ring of the installed Deliverables, as defined in the Bill of Materials attached to the Purchase Order, upon at least [*] written notice to Supplier prior to the originally-scheduled shipment date of a Purchase Order under this Agreement, Vodafone may cancel the shipment of Equipment or Licensed Programs without charge. The following cancellation charges shall apply to any cancellations made by Vodafone less than [*] prior to shipment as liquidated damages and not as a penalty based on the number of days prior to the scheduled delivery that written notice of cancellation is received by Supplier:

Days Notice	Charge
(% of cancelled order)
[*]	[*]
[*]	[*]
[*]	[*]

15.5.2	For rings or equipment subsequent to the first ring of installed Deliverables as defined in the Bill of Materials attached to the Purchase Order, upon at least [*] written notice to Supplier prior to the originally-scheduled shipment date of a Purchase Order under this Agreement, Vodafone may cancel any shipment of any Equipment or Licensed Programs without charge. The following cancellation charges shall apply to any cancellations made by Vodafone less than [*] prior to shipment as liquidated damages and not as a penalty based on the number of days prior to the scheduled delivery that written notice of cancellation is received by Supplier:

Days Notice	Charge
(% of cancelled order)
[*]	[*]
[*]	[*]
[*]	[*]

15.6	This section is intentionally blank.

15.7	Invoices

15.7.1	Purchases from Supplier shall be invoiced by Supplier and paid by Vodafone [*] unless otherwise agreed in writing by the parties.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

The Supplier shall send invoices to Vodafone for each Deliverable in accordance with the Bill of Material and Price Summary attached to the Purchase Order and section 15.7.2, at the following address

Vodafone Libertel N.V.

Afdeling Crediteuren

P.O. Box 1500

6201 BM Maastricht

The Netherlands

15.7.2	Each invoice shall quote the following information, as applicable:

the Agreement number.

the specific nodes in the ring that is the subject of the Purchase Order the description of the Deliverables provided

[*] the route were deemed accepted pursuant to Clause 11 above the description of and Site(s) where EFI&T services were performed the unit and total price in Euros for the Deliverables and Services rendered

15.7.3	Each separate invoice submitted by the Supplier shall constitute a separate entitlement to payment from Vodafone.

15.7.4	Vodafone shall pay each invoice as follows:

[*]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

16.	SERVICES

16.1	Supplier and Vodafone agree to negotiate in good faith and without undue delay to agree to a separate support and maintenance arrangement for the provision by Supplier to Vodafone of the support and maintenance services contemplated by Appendix D at the price set forth in Appendix A and effective from the date of Acceptance of each route.

16.2	Supplier shall continue to provide service and support for elements of the Deliverables, including but not limited to [*] from the date which Supplier notifies Vodafone in writing of its decision to discontinue the supply of the Deliverables or any element of the Deliverables, provided that Vodafone has continued during the term of this Agreement and continues during such [*] to purchase support and maintenance services covering the Deliverables. [*]

17.	WARRANTIES

17.1	The Supplier warrants to Vodafone that the provision of the Deliverables will be carried out by appropriately qualified and trained Personnel with due care and diligence and in accordance with generally accepted industry standards.

17.2	The signatory for each party to this Agreement warrants and represents to the other party that: (i) he the signatory has all necessary authority, power and capacity to execute this Agreement on behalf of the party on behalf of which he signs; (ii) the party on behalf of which he signs has all necessary authority, power and capacity to enter into this Agreement and that all necessary actions have been taken for that party to enter into it properly and lawfully.

17.3	Each party warrants and represents to the other that it is properly constituted and incorporated under the Laws of the jurisdiction of its incorporation and has all necessary licences, registrations, consents and approvals from all relevant governmental, quasi-governmental and regulatory bodies to perform its obligations under this Agreement.

17.4	The Supplier warrants that it has the right, power and authority to permit and authorise Vodafone to Use the Deliverables in accordance with this Agreement.

17.5	The Supplier warrants that except to the extent it has full title to and property in the Deliverables, the Supplier has obtained the consent of any third party which has any title to, or right or interest in, the Deliverables to permit and authorise Vodafone to Use the Deliverables in accordance with this Agreement and that Vodafone’s rights under this Agreement for licenses granted prior to any termination or alteration of Supplier’s relationship with any third party (including the right to Use the Deliverables) will not be adversely affected by the termination or alteration of the relationship between

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

the Supplier and any such third party subsequent to the granting of any such license.

17.6	The Supplier warrants that the Deliverables will be of satisfactory quality; free from defects in design and workmanship; shall comply with the Specification therefor at the time of supply.

17.7	The Supplier warrants that the Deliverables are [*] with any other Computer Programs operating on the same system platform or an [*] to this Agreement and that the installation and/or Use of the Deliverables will not prejudice the functionality or performance of the [*].

17.8	The Supplier warrants that the Licensed Programs do not contain any code or routines which give rise to [*] in the Program Documentation. However, the Licensed Programs are not warranted to be error free or run uninterrupted.

17.9	The Supplier warrants that the Deliverables [*] in accordance with the Program Specifications after any period of time or event notwithstanding that Vodafone may be in arrears in paying any charges due under this Agreement.

17.10	Provided that Vodafone uses the Licensed Programs in accordance with the Specification, the Supplier warrants that neither the Licensed Program, nor any other Computer Program used or supplied by the Supplier as part of the Deliverables, nor any media on which any of the aforesaid are stored or supplied to Vodafone, contain or include any instructions or other code which either alone or in combination with any other instructions or code will, unless such effect is a reasonably foreseeable consequence of the actions of Vodafone or its customers, have (whether directly or indirectly) any adverse effect (whether permanent, temporary, irreversible or reversible) on any hardware, Computer Program, data or other thing whatsoever, including:

(a)	Any deterioration in the performance of: (i) Any computer equipment whatsoever (whether owned or used by Vodafone or otherwise); and/or (ii) The Licensed Program; and/or (iii) Any other Computer Program whatsoever (whether owned or used by Vodafone or otherwise).

(b)	Any damage to or corruption of: (i) Any computer equipment whatsoever (whether owned or used by Vodafone or otherwise); and/or (ii) The Licensed Program; and/or (iii) Any other Computer Program and/or data whatsoever (whether owned or used by Vodafone or otherwise).

17.11	Other than passwords that Vodafone institutes for the Deliverables, the Supplier warrants that no special hardware, passwords or other devices and/or means are required for Vodafone and its customers to obtain the full benefit and Use of the Licensed Program.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

17.12	Warranty Period. Warranties provided in Clause 17 shall apply during the Warranty Period, as defined below. The Warranty Period is [*]. Equipment and Software Product support beyond these periods is available at additional cost under the terms of Supplier’s support and maintenance service arrangement. Warranties provided in Clause 17 in respect of a Deliverable shall commence [*].

17.13	Warranty Claims: Supplier shall incur no liability under this warranty if Vodafone fails to provide Supplier with notice of the alleged defect during the applicable Warranty Period. Supplier shall incur no liability under this warranty if Supplier’s tests disclose that the alleged defect is due to causes not within Supplier’s reasonable control, including alteration or abuse of the goods.

17.14	Supplier warrants and represents that the software shall record, store, process, and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as such Products record, store, process and present calendar dates falling on or before December 31, 1999. Supplier further warrants that in all other respects such software shall not lose functionality or degrade in performance as a consequence of such software operating in a date later than December 31, 1999. Notwithstanding the foregoing, Supplier shall have no responsibility to the extent any loss of functionality or degradation or failure to record, store, process or present calendar dates falling on or after January 1, 2000 is caused by the failure to so perform of any software of systems other than Supplier’s used by Vodafone or any other supplier of Vodafone.

17.15	Supplier warrants, except as stated in the Specifications, or as otherwise agreed, that any software provided to Vodafone by Supplier shall, to Supplier’s knowledge as of the date of this Agreement: [*].

17.16	Disclaimer of Warranties: EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS SECTION AND [*], THE PRODUCTS ARE PROVIDED “AS IS” AND SUPPLIER DISCLAIMS ANY AND ALL OTHER WARRANTIES CONDITIONS OR TERMS WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PRODUCTS PROVIDED UNDER THIS AGREEMENT OR ANY COLLATERAL CONTRACT INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES CONDITIONS OR TERMS OF SATISFACTORY QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON INFRINGEMENT AS WELL AS ANY WARRANTIES ARISING FROM COURSE OF DEALING, USAGE OR TRADE PRACTICE OR OTHER IMPLIED BY LAW WARRANTIES AGAINST HIDDEN DEFECTS.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

17.17	Remedies:

17.17.1	Problem Resolution: After receiving the notice contemplated by Clause 17.13 , Supplier’s Technical Assistance Center (“TAC”) will notify Vodafone of its designation of one of the following problem resolution methods:

(i)	Return to Factory: The allegedly defective hardware, at the field replacement unit (“FRU”) level, must be returned to Supplier in accordance with Supplier’s Return to Factory repair procedures. Repaired or replacement FRU’s will be shipped within twenty (20) business days of receipt of the defective FRU. There is a no trouble found (“NTF”) charge for FRU’s returned under warranty which are found not to be defective. The parties acknowledge that this provision applies to warranty Services provided pursuant to this Agreement and that Vodafone may obtain superior repair procedures by entering into a Support Services Agreement with Sycamore.

(ii)	Other: TAC will use best efforts to provide, on a non-priority basis, repair, correction or workaround of the problem by means of telephone support, including patches, corrective software releases or other means reasonably determined by Supplier.

Under the Return to Factory alternative, if a Product is determined not to be defective or to have a defect due to causes not within Supplier’s reasonable control, Supplier’s then current repair price as listed in the price list will apply. The problem resolution provided pursuant to the support and maintenance arrangement entered into pursuant to Clause 17 hereof shall be additional to that provided in this Clause 17.18.1.

17.17.2	Warranty Repair (Return to Factory): If TAC designates Return to Factory as the appropriate problem resolution method, the following provisions apply.

(a)	During the first [*] of the warranty period, Supplier may at its option provide an advance replacement of a defective FRU. Supplier will repair or replace defective FRU hardware covered under warranty [*] receipt of the Product. The warranty period for the replaced product shall be [*] or the remainder of the warranty period of the original unit, whichever is greater. Supplier will ship surface freight. Expedited freight is at Vodafone’s expense.

(b)	Vodafone, in such event, must return the defective Product to Supplier within [*] of receipt of the replacement product. If the defective Product is not returned within this time period, Supplier will bill Vodafone for the Product at list price, less Vodafone discount, if applicable. The warranty repair

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

procedures provided under the support and maintenance arrangement entered into pursuant to Clause 17 hereof shall be additional to that provided in this Clause 17.17.2.

17.17.3	Failure to meet Specification: If during the Warranty Period, Vodafone gives Supplier notice stating that any [*] fails to comply with the Specification therefor at the time of the supply of such [*] to Vodafone [*] and Supplier’s efforts to repair or replace such Deliverable has not resulted in such Deliverable complying with such Specification, Supplier shall, at its option:

(a)	[*]

(b)	[*]

Any such reduction in the purchase price paid under this Clause 17.18.3(a) above shall be paid by Supplier in the form of a credit.

17.17.4	To the extent that any Deliverable does not comply to Specification therefor at the time of the supply of such Deliverable to Vodafone then Supplier shall continue to provide support in accordance with the terms of the support and maintenance arrangement between Supplier and Vodafone, but without prejudice to any other rights of Vodafone with respect to such breach of warranty.

17.17.5	Out-of-Warranty Repair (Hardware): Supplier will either repair or, at its option, replace defective Product hardware not covered under warranty within [*] of its receipt. Repair charges are available from the Repair Facility upon request. The warranty on a serviced Product is [*] from date of shipment of the serviced unit. Out-of-warranty repair charges are based upon the prices in effect at the time of return. The out-of-warranty repair procedures provided under the support and maintenance arrangement entered into pursuant to Clause 17 hereof shall be additional to that provided in this Clause 17.18.5.

18.	CONFIDENTIALITY

18.1	Each party shall keep confidential and shall not copy, issue or in any way use or disclose to any third party any documents or other information whatsoever obtained or received by it from the other party arising out of or in connection with this Agreement (“Confidential Information”), unless otherwise authorised by the prior written consent of the other party. This provision shall not apply to information (a) disclosed by Vodafone to any other Vodafone Group Company, provided that such company agrees to be bound by these confidentiality terms in writing or (b) manifestly in the public domain or (c) that is required to be disclosed by law, regulation, regulatory authority, legal

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

process, or the rules of any stock market on which the securities of either party are listed or quoted for trading.

18.2	Subject to Clause 18.1(c) above, neither party shall, without the prior written consent of the other, advertise or disclose or allow to be advertised or disclosed to any third party, its entry into this Agreement or any details thereof. Such consent shall not be unreasonably withheld or delayed.

18.3	Notwithstanding the termination of this Agreement for whatever reason, the obligations of confidentiality shall, unless otherwise agreed, continue for a period of 3 years from such termination of this Agreement.

18.4	The Deliverables contain Confidential Information. Vodafone shall not copy the whole or any substantial part of any Confidential Information contained in the Deliverables except to another Vodafone Group Company which has agreed to be bound by these confidentiality terms in writing or otherwise in accordance with this Agreement without the approval of the Supplier. The Supplier shall not unreasonably withhold or delay such approval.

18.5	Vodafone shall not modify, merge or combine the whole or any substantial part of the Deliverables with any other Computer Programs or documentation except in accordance with this Agreement.

18.6	Vodafone shall not assign, transfer, sell, lease, rent out, charge or otherwise deal in or encumber the Deliverable Software, nor use it on behalf of, or make it available for use to, any third party except in accordance with this Agreement.

19.	TITLE AND RISK

19.1	Risk of loss or damage to the Deliverables shall pass to Vodafone Delivered [*].

19.2	Title of all Vodafone Property other than the Deliverables before its been [*] above shall remain with Vodafone at all times. Title to each Deliverable shall pass to Vodafone at the time of [*] the Deliverable containing such element. The Supplier shall not claim title to any Vodafone Property under any circumstances whatsoever. The Supplier shall not pledge, pawn or mortgage Vodafone Property or in way or create a charge or security over the same. Notwithstanding the above, title to the Licensed Programs shall never pass to Vodafone and shall always remain with Supplier.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

19.3	All shipments with destinations outside of the US shall be subject to Supplier’s determination that such shipments are in compliance with all applicable export and import regulations and Vodafone shall provide such documentation and assistance reasonably necessary to ensure US export control compliance.

20.	INTELLECTUAL PROPERTY

20.1	Except as described in this Agreement, Supplier does not grant and Vodafone acknowledges that it shall have no right, license or interest in any of the patents, designs, copyrights, trademarks, or trade secrets owned, used or claimed now by Supplier. All applicable rights to such patents, designs, copyrights, trademarks, and trade secrets are and will remain the exclusive property of Supplier. Subject to the rights expressly granted to Vodafone by this Agreement, title to and ownership of the intellectual property rights contained in the Deliverables or Supplier’s confidential information shall remain Supplier’s sole property.

20.2	The Supplier shall promptly notify Vodafone of the existence and extent of any Third Party Rights of which the Supplier is or ought to be or becomes aware.

20.3	Subject to the limitations in Clause 21.4 below, Supplier agrees to defend, indemnify and hold Vodafone harmless from and against all final awards of damages based upon claims and judicial or governmental determinations that the Deliverables as delivered by Supplier under this Agreement infringes or misappropriates any applicable patent rights, copyrights, trade secrets, or trademarks. Supplier’s obligation hereunder is predicated upon Vodafone’s prompt notification to Supplier of any actual or threatened claim, Vodafone’s full co-operation, at Supplier’s expense, in the defence thereof and the granting to Supplier of the sole control over the defence or settlement of the claim.

In the event that the use or sale of all or any portion of the Deliverables is enjoined, or, in Supplier’s judgement, may be enjoined, as a result of a suit based on alleged infringement or misappropriation of the third party intellectual property rights, Supplier agrees to either: (i) procure for Vodafone the right to continue to use the Product, or (ii) replace or modify the infringing or misappropriating Product so that it becomes non-infringing.

20.4

Regardless of any other provisions of this Agreement, Clause 21 shall not apply (i) to any designs, specifications or modifications originating with or requested by Vodafone subsequent to the Specification as agreed at the effective date of this Agreement, or (ii) to the combination of any Deliverables with other equipment, software or products not supplied by Supplier if such infringement or misappropriation would not have occurred but for such combination, or (iii) Vodafone’s failure to install an update provided at no additional charge, where the update would have avoided the infringement claim.

20.5	THIS CLAUSE 20 STATES VODAFONE’S SOLE AND EXCLUSIVE REMEDY FOR ANY INFRINGEMENT OR MISAPPROPRIATION OF ANY THIRD PARTY PATENT RIGHTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS OR ANY OTHER INTELLECTUAL PROPERTY RIGHTS.

21.	HEALTH AND SAFETY

21.1	Vodafone shall without any costs to the Supplier provide the Supplier while providing the Deliverables and performing EFI&T with a safe and secure workplace and such facilities as the Supplier may reasonably require while on Vodafone’s premises and allow access to such premises at all reasonable times for the purpose of this Agreement.

21.2	The Supplier agrees to observe the provisions of any applicable health and safety legislation and any amendments thereto and, while on Vodafone’s premises, the Supplier will conform with Vodafone’s safety and security rules and procedures from time to time in force and notified to the Supplier.

21.3	The Supplier shall without any costs to Vodafone provide Vodafone with a safe and secure workplace and such facilities as Vodafone may reasonably require while on the Supplier’s premises.

22.	FORCE MAJEURE

22.1	Notwithstanding any other provisions of this Agreement, neither party shall be liable for any failure to perform its obligations hereunder if such a failure is caused by circumstances beyond its reasonable control. In the event that either party are unable to perform their obligations by reason of [*].

22.2	Vodafone may at its sole discretion engage a third party to provide EFI&T services for the Deliverables until such time as the Supplier, upon giving Vodafone reasonable notice in writing, is able once again to perform in accordance with the Agreement.

23.	TERMINATION

23.1	This Agreement shall naturally terminate as defined in Clause 2.1 herein. Notwithstanding the aforementioned, this Agreement may be terminated by either party for convenience upon giving [*] written notice to the other party.

23.2	Vodafone may at any time terminate this Agreement or terminate a part of this agreement or a specific Purchase Order forthwith by written notice to the Supplier, in the event that any of the following should occur:-

23.2.1	The Supplier fails to provide the Deliverables to Vodafone’s reasonable satisfaction, where such a failure shall have been notified to the Supplier by Vodafone and the Supplier shall have failed to remedy the same to the reasonable satisfaction of Vodafone [*] of such a notice.

23.2.2	The Supplier commits any material breach of this Agreement and fails to remedy such breach [*] of a notice by Vodafone requiring the Supplier so to do.

23.2.3	If an event of Force Majeure continues [*] after the event of Force Majeure has arisen as defined in Clause 23.

23.3	Either party may, without prejudice to any other right or remedy of either party, terminate this Agreement by written notice to the other party to take immediate effect if the other party ceases or threatens to cease to carry on business or suspends or threatens to suspend all or substantially all of its operations (other than temporarily by reason of strike) or suspends payments of its debts or is unable to pay its debts or suffers any act of insolvency or bankruptcy.

23.4	In the event of lawful termination, no compensation or remuneration for loss of revenue or otherwise shall be or become due to the other party with the exception of moneys outstanding for delivered Deliverables and/or EFI&T services performed.

23.5	Supplier may terminate this Agreement if Vodafone commits any material breach of this Agreement and fails to remedy such breach within thirty (30) days of a notice by Supplier requiring Vodafone so to do. Supplier shall also have the right to take any or all of the following actions: (A) declare this Agreement to be in default and all amounts payable under this Agreement shall become immediately due and payable; (B) suspend delivery to Vodafone and/or performance of services until the default is cured by Vodafone; (c) proceed by court action to enforce performance and/or recover damages; and/or (d) terminate this Agreement. If Supplier continues to make shipments after Vodafone’s default, Supplier’s action shall not constitute a waiver of any rights or remedies, or affect Supplier’s legal remedies under this Agreement.

24.	LIMITATION OF LIABILITY

THE SUPPLIER’S MAXIMUM LIABILITY UNDER THIS AGREEMENT ARISING OUT OF THE MANUFACTURE, SALE, SUPPLY, SERVICE OR

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

SUPPORT OF DELIVERABLES OR THEIR USE, WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, SHALL BE LIMITED TO 500,000 EUROS PER INCIDENT OR SERIES OF CONNECTED INCIDENTS AND A MAXIMUM OF [*]. IN NO EVENT SHALL SUPPLIER BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY PUNITIVE DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF GOODWILL, LOST OR DAMAGED DATA OR SOFTWARE, LOSS OF USE OF THE DELIVERABLES, DOWNTIME OR COSTS OF SUBSTITUTE PRODUCTS OR EQUIPMENT) ARISING FROM SUPPLIER’S SALE AND DELIVERY OF THE DELIVERABLES OR ANY OTHER ACT OF SUPPLIER IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NO LIMITATION AS TO DAMAGES FOR PERSONAL INJURY IS HEREBY INTENDED.

25.	INSURANCE

Supplier, at its sole cost and expense, shall carry and maintain insurance with an “A” rated company or companies insuring the Supplier, its agents, employees or associates as follows:

[*]

Supplier shall provide Vodafone with a Certificate of Insurance stating that the foregoing insurance policies are in full force and effect. Supplier shall give Vodafone at least thirty (30) days written notice before the policy or policies are cancelled or materially altered.

26.	SUBCONTRACTING

26.1	The Supplier shall not be entitled to subcontract any part of the Deliverables to any third party except with the prior written consent of Vodafone and Vodafone’s approval of the identity of the subcontractor. Such consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Supplier shall nevertheless be responsible to Vodafone for the proper rendering of the Deliverables as if the Supplier itself had performed it.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

27.	ASSIGNMENT

27.1	Neither party shall be entitled to assign, subcontract transfer or dispose of any of their rights or obligations under this Agreement without the prior written consent of the other party, except (1) that Vodafone may assign this Agreement other than Clause 20 hereof in whole or part to any Vodafone Group Company provided such party agrees in writing to be bound by this Agreement as if it were Vodafone; and (2) Supplier may assign this Agreement to a third party which acquires all or substantially all of Supplier’s stock or assets subject to Vodafone’s written consent which shall not be unreasonably withheld unless Vodafone has reasonable grounds for believing that such third party will not perform Supplier’s obligations under this Agreement.

28.	NOTICES

28.1	All notices required to be given hereunder shall be deemed sufficiently given if sent by facsimile or registered post to the address set out below, or to such other address as may be designated by either party from time to time in writing to the other party:

If to Vodafone:

For commercial matters to:

Vodafone Libertel N.V.

Afdeling Procurement

P.O. Box 1500

6201 BM Maastricht

Netherlands

Fax: 043.355.76.86

For technical and operational matters to:

Vodafone Libertel N.V.

Afdeling ND

PO Box 1500

6201 BM Maastricht

Netherlands

Fax: 043.355.74444

Invoices shall be sent to:

Vodafone Libertel N.V.

Afdeling Crediteuren

P.O. Box 1500

6201 BM Maastricht

Netherlands

If to the Supplier:

Legal Department

Sycamore Networks, Inc.

150 Apollo Drive

Chelmsford, MA 01824 USA

Fax: 978.244.1097

29.	AGENCY OR PARTNERSHIP

29.1	Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto or constitute either party as agent for the other for any purpose whatsoever and neither party shall have the authority or power to bind the other party or to contract in the name of or create a liability of the other in any way or for any purpose.

30.	WAIVER

30.1	No waiver or default by either party of any term or condition of this Agreement shall be construed to be a waiver of that provision or any other provision herein.

31.	ENFORCEMENT

31.1	No relaxation, forbearance or delay by either party in enforcing any Terms and Conditions herein shall prejudice, affect or restrict the rights of that party hereunder, nor shall any waiver by either party of any breach operate as a waiver of any subsequent or continuing breach thereof.

32.	HEADINGS

32.1	The headings of the Terms and Conditions are for convenience only and shall not affect the construction thereof.

33.	SEVERABILITY

33.1	If any provision of these terms is held by any competent authority to be invalid or unenforceable in whole or in part the validity of all other provisions of these Terms and Conditions and the remainder of the provision in question shall not be affected thereby.

34.	AMENDMENTS

34.1	This Agreement shall not be varied or amended otherwise than by an amendment in writing signed on behalf of both parties by their duly authorised representatives.

35.	SURVIVAL

35.1	Except as otherwise provided herein, the following Clauses shall survive termination of this Agreement:

1, 4, 5, 6, 7, 8, 12, 13, 15.8.5, 17, 18, 19, 20, 24, 27, 34, 35.

36.	GOVERNING LAW AND DISPUTES

36.1	This Agreement shall be governed by and construed in accordance with Dutch law. The applicability of the United Nations Convention on Contracts for the International Sale of Goods, of 11 April 1980, as may be amended from time to time (“Vienna Sales Convention”) is expressly excluded.

36.2	All disputes arising in connection with this Agreement will be subject to the sole jurisdiction of the competent courts of Amsterdam.

Signed for and on behalf of: Vodafone	Signed for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Witness for and on behalf of: Vodafone	Witness for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: